EXHIBIT 99.1

575 Maryville Centre Drive St. Louis, Missouri 63141, USA www.solutia.com
NEWS
Media: Melissa Zona +1.314.674.5555 Investors: Susannah Livingston +1.314.674.8914

Solutia Reports Fourth Quarter and Full-Year 2010 Results
Sales, Earnings and Cash Flow Exceeded Company’s Guidance

ST LOUIS – January 26, 2011
Fourth Quarter Highlights

•	Net sales increased 7% to $489 million from $456 million in 2009
•	Basic and Diluted earnings per share from continuing operations of $.36
•	Adjusted diluted earnings per share from continuing operations of $.36, down $.09 from the same period in 2009

Full Year Highlights

•	Net sales increased 21% to $1,950 million from $1,618 million in 2009
•	Basic and Diluted earnings per share from continuing operations of $.73; Adjusted diluted earnings per share of $1.57, up $.36 from the same period in 2009
•	Cash provided by continuing operations less capital expenditures increased 53% to $230 million from $150 million in 2009

Note: See reconciliation tables below for adjustments made to GAAP financial measures and discussion of items affecting results.

“The year we just completed was a landmark in the development of Solutia as a leading global specialty chemicals and performance materials company,” said Jeffry N. Quinn, chairman, president and chief executive officer of Solutia Inc.  “We delivered strong financial results highlighted by significant top-line growth and industry-leading margins, as well as earnings and cash flow that exceeded expectations. We also improved our balance sheet and enhanced our strategic positioning in high-growth markets around the globe through synergistic acquisitions, high-return organic growth projects, and customer-focused innovation.”

Fourth Quarter 2010: Consolidated Results from Continuing Operations

Solutia Inc. (NYSE: SOA) today reported income from continuing operations attributable to Solutia of $43 million for the fourth quarter 2010, up $34 million from the same period in 2009.  The fourth quarter of 2009 was impacted by certain events affecting comparability (detailed below), which resulted in net after-tax charges of $45 million.  After adjusting for these items, income from continuing operations attributable to Solutia decreased $11 million as compared to the fourth quarter of 2009.  Adjusted diluted earnings per share for the fourth quarter totaled 36 cents, down 9 cents from the same period in 2009.  Despite higher sales volumes, year-over-year Adjusted diluted earnings per share decreased primarily due to higher raw material costs, depreciation and amortization expense and increased tax expense.  Adjusted EBITDA for the fourth quarter totaled $116 million, down $3 million from the same period in 2009.

Segment Data
In order to aid understanding of Solutia’s business performance, the results of its business segments are presented on an adjusted basis and reconciled to the comparable GAAP measures in the below tables.

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Advanced Interlayers Segment

Advanced Interlayers’ fourth quarter 2010 net sales totaled $222 million, an increase of $7 million or 3 percent from the same period in 2009.  Adjusted EBITDA increased $1 million to $50 million for the fourth quarter of 2010 compared to the prior year period.  This earnings increase was primarily due to higher sales volumes supplemented by additional sales volumes attributable to the acquisition of the Vistasolar business and improved manufacturing performance, which more than offset the impact of lower average selling prices and higher raw material costs.

 “Advanced Interlayers delivered the segment’s best quarterly revenue for the year in the fourth quarter due to Vistasolar sales, which more than offset the extremely strong auto volumes experienced in the same period in 2009.  Fourth quarter 2010 reflected a more normal buy pattern for auto compared to the same period in 2009,” said James R. Voss, executive vice president and chief operating officer.  “We continue to invest in our capabilities to meet growing demand and provide cost-effective solutions for our customers around the world, including the increasing number of platforms in the original equipment manufacturer acoustic automotive market.”

Performance Films Segment

Performance Films’ fourth quarter 2010 net sales totaled $54 million, an increase of $10 million or 23 percent from the same period in 2009.  Adjusted EBITDA increased $1 million to $6 million for the fourth quarter of 2010 compared to the prior year.  This increase was primarily driven by higher sales volumes supplemented by sales volumes attributed to the Novomatrix acquisition, which more than offset increased manufacturing and selling costs.

“Performance Films experienced success in the architectural market, particularly in large projects, as December delivered the second-best monthly results for architectural in 2010.  The segment continues to partner with large retailers and recently signed a new contract with a major North American retailer to support its current in-store program,” said Voss.  “In addition, demand from the electronics sector in Asia continues to be strong as the popularity of high-tech devices, such as electronic tablets and e-readers, continues to escalate.”

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Technical Specialties Segment

Technical Specialties’ fourth quarter 2010 net sales totaled $213 million, an increase of $19 million or 10 percent from the same period in 2009.  Adjusted EBITDA remained consistent at $75 million for the fourth quarter of 2010 compared to the prior year.  Technical Specialties experienced higher sales volumes, which offset higher raw material costs and increased manufacturing costs.

“Technical Specialties continues to experience increased demand for Crystex® insoluble sulfur from the rubber and tire industry and continues to make the necessary investments to meet the needs of our strategic partners and customers,” added Voss.  “In addition, we have continued to maximize the value of our other rubber chemical assets through the strategic divestiture of selected assets, further positioning the segment for long-term success.”

Unallocated and Other

Unallocated and other expenses reduced Adjusted EBITDA by $15 million, which was a $5 million increase compared to the fourth quarter of 2009, primarily attributed to expenses related to the reinstatement of our annual incentive compensation program.

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Full-Year 2010: Consolidated Results from Continuing Operations

Net sales for the full year 2010 were $1,950 million, an increase of 21% as compared to 2009.  Income from continuing operations attributable to Solutia was $87 million in 2010 compared to $62 million in 2009.  These results were impacted by certain events affecting comparability (detailed below) totaling an after-tax charge of $101 million and $67 million in 2010 and 2009, respectively.  After consideration of these items in both periods, adjusted income increased by $59 million, from $129 million in 2009 to $188 million in 2010.  Adjusted diluted earnings per share was $1.57 for the year, up 36 cents from 2009.  Adjusted EBITDA was $504 million in 2010 versus $399 million in 2009.  The increase in net sales resulted from higher volumes (+19 percent) and the inclusion of Vistasolar and Novomatrix results on a partial year basis (+5 percent), partially offset by lower average selling prices and the effect of unfavorable exchange rate fluctuations.  Higher sales volumes were realized across all of our reporting segments due to the strengthening demand across the global automotive and industrial sectors.  The Adjusted EBITDA increase resulted from higher net sales and the impact of acquisitions, partially offset by higher raw material costs and the reinstatement of incentive compensation programs.

Leverage and Liquidity

The Company ended the year with net debt of $1,272 million and liquidity of $466 million.  Cash provided by continuing operations less capital expenditures for the twelve months ended December 2010 was $230 million compared to $150 million for the same period in 2009.  The $80 million year-over-year increase in cash flow was primarily attributed to higher Adjusted EBITDA and lower restructuring payments, partially offset by higher incentive compensation payments, increased growth capital expenditures and higher tax payments on higher Ex-U.S. income.  “Our organizational focus on working capital was clearly evident in our 2010 results.  Although sales increased 21% or $332 million year over year, we were able to generate $16 million of positive cash flow from net working capital,” said James M. Sullivan, executive vice president and chief financial officer.

 “Due to continued strong cash generation and our surplus liquidity position, we made a voluntary repayment on our Term Loan of $50 million in the fourth quarter and an additional $50 million pay down in January 2011, bringing the total debt reduction since June 30, 2010 to approximately $130 million,” said Sullivan.  “Moving forward, we anticipate additional voluntary debt repayments in line with our objective to reduce the company’s gross debt to Adjusted EBITDA to approximately two times.”

Early 2010 refinancing activities extended maturities, reduced interest expense, and enhanced the company’s strategic and operating flexibility.  In addition, the combination of targeted funding and favorable asset returns narrowed the company’s frozen U.S. post-retirement obligations by approximately $100 million.  “The great strides made on the balance sheet have positioned Solutia very well to take advantage of the attractive growth opportunities that lie ahead,” added Sullivan.

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Outlook

“A combination of actions, including strategic deployment of capital – particularly in the rapidly growing Asia-Pacific region – has created the opportunity for continued strong momentum and earnings growth for Solutia in 2011," said Quinn.  As previously announced, in 2011, Solutia expects to generate revenue in the range of $2.1 to $2.2 billion, achieve Adjusted EBITDA in the range of $560 million to $600 million and deliver Adjusted EPS from continuing operations in the range of $2.00 to $2.25.

Fourth Quarter Conference Call and Video

In an effort to enhance communications, Solutia has created a supplemental video available on its website and YouTube channel that focuses on the automotive market growth and recovery as well as other key drivers affecting quarterly earnings, available prior to the quarterly conference call.

The company will hold a conference call at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) on Thursday, January 27, 2011, during which Solutia executives will elaborate upon the company’s fourth quarter and full-year 2010 financial results.

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A live webcast of the conference call and slides will be available through the Investors section of www.solutia.com.  The phone number for the call is 888-713-4209
(U.S.) or 617-213-4863 (international), and the passcode is 53788504.  Participants are encouraged to dial in 10 minutes early, and also may pre-register for the event by clicking here or from our investor webpage.  Pre-registrants will be issued a pin number to use when dialing into the live call that will provide quicker access to the conference.  A replay of the event will be available through www.solutia.com for two weeks or by calling 888-286-8010 (U.S.) or 617-801-6888 (international) and entering the passcode 36735744.

Important Information Regarding Outlook
There is no guarantee that Solutia will achieve its projected financial expectation for 2011 which is based on management estimates, currently available information and assumptions which management believes to be reasonable.   Such forward-looking statements are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

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SOLUTIA INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,	Three Months Ended December 31,	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2010	2009	2010	2009
Net Sales	$489	$456	$1,950	$1,618
Cost of goods sold	346	323	1,342	1,141
Gross Profit	143	133	608	477
Selling, general and administrative expenses	67	69	261	225
Research and development expenses	5	3	18	14
Other operating income, net	(4)	(7)	(2)	(4)
Operating Income	75	68	331	242
Interest expense	(30)	(31)	(139)	(121)
Other income, net	4	3	19	--
Loss on debt extinguishment	--	(30)	(89)	(38)
Income from Continuing Operations Before Income Tax Expense	49	10	122	83
Income tax expense	5	--	31	17
Income from Continuing Operations	44	10	91	66
Income (Loss) from Discontinued Operations, net of tax	4	(2)	(9)	(175)
Net Income (Loss)	48	8	82	(109)
Net Income attributable to noncontrolling interest	1	1	4	4
Net Income (Loss) attributable to Solutia	$47	$7	$78	$(113)

Basic and Diluted Income (Loss) per Share attributable to Solutia:	$0.36	$0.08	$0.73	$0.58
Income from Continuing Operations	0.03	(0.02)	(0.08)	(1.64)
Income (Loss) from Discontinued Operations	$0.39	$0.06	$0.65	$(1.06)
Net Income (Loss) attributable to Solutia

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SOLUTIA INC.
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in millions, except per share amounts)
(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$191	$243
Trade receivables, net of allowances of $4 in 2010 and $2 in 2009	228	260
Miscellaneous receivables	75	80
Inventories	275	247
Prepaid expenses and other assets	27	37
Current assets of discontinued operations	5	30
Total Current Assets	801	897
Property, Plant and Equipment	911	919
Goodwill	740	511
Net Identified Intangible Assets	938	803
Other Assets	146	136
Total Assets	$3,536	$3,266

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$173	$161
Accrued liabilities	235	202
Short-term debt, including current portion of long-term debt	--	28
Current liabilities of discontinued operations	15	62
Total Current Liabilities	423	453
Long-Term Debt	1,463	1,264
Postretirement Liabilities	308	411
Environmental Remediation Liabilities	244	260
Deferred Tax Liabilities	238	179
Non-current Liabilities of Discontinued Operations	25	--
Other Liabilities	97	99

Shareholders’ Equity:
Common stock at $0.01 par value; (500,000,000 shares authorized, 122,655,811 and 121,869,293 shares issued in 2010 and 2009, respectively)	1	1
Additional contributed capital	1,634	1,612
Treasury shares, at cost (772,686 and 430,203 in 2010 and 2009, respectively)	(6)	(2)
Accumulated other comprehensive loss	(195)	(237)
Accumulated deficit	(703)	(781)
Total Shareholders’ Equity attributable to Solutia	731	593
Equity attributable to noncontrolling interest	7	7
Total Shareholders’ Equity	738	600
Total Liabilities and Shareholders’ Equity	$3,536	$3,266

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SOLUTIA INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Twelve Months Ended December 31,	Twelve Months Ended December 31,
	2010	2009
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OPERATING ACTIVITIES:
Net income (loss)	$82	$(109)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss from discontinued operations, net of tax	9	175
Depreciation and amortization	117	107
Pension contributions in excess of expense	(57)	(69)
Other postretirement benefit contributions in excess of expense	(18)	(18)
Deferred income taxes	(7)	1
Amortization of debt issuance costs and discount	8	20
Other Charges:
Non-cash loss on deferred debt issuance cost and debt discount write-off	80	38
Other charges including restructuring expenses	27	32
Stock compensation expense	20	17
Changes in assets and liabilities, net of acquisitions and divestitures:
Income taxes payable	(1)	(4)
Trade receivables	42	(45)
Inventories	(22)	74
Accounts payable	(4)	12
Restricted cash for environmental remediation and other legacy payments	--	28
Environmental remediation liabilities	(18)	(18)
Other assets and liabilities	38	(47)
Cash Provided by Operations—Continuing Operations	296	194
Cash Provided by (Used in) Operations—Discontinued Operations	(22)	57
Cash Provided by Operations	274	251

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(66)	(44)
Acquisition payments	(371)	(2)
Restricted cash	--	9
Property disposals	8	9
Cash Used in Investing Activities—Continuing Operations	(429)	(28)
Cash Provided by Investing Activities—Discontinued Operations	--	7
Cash Used in Investing Activities	(429)	(21)

FINANCING ACTIVITIES:
Net change in lines of credit	--	(14)
Proceeds from long-term debt obligations	1,144	470
Net change in long-term revolving credit facilities	--	(181)
Proceeds from stock issuances	--	119
Proceeds from short-term debt obligations	--	22
Payment of short-term debt obligations	(16)	(17)
Payment of long-term debt obligations	(958)	(386)
Debt issuance costs	(27)	(25)
Purchase of treasury shares	(4)	(2)
Other, net	(12)	(5)
Cash Provided by (Used in) Financing Activities	127	(19)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(24)	--

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(52)	211

CASH AND CASH EQUIVALENTS:
Beginning of period	243	32
End of period	$191	$243

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The tables below are provided to assist the reader with comparability between the three months ended December 31, 2010 and comparable period in 2009 by providing consolidated and segment sales, EBITDA (1) and Adjusted EBITDA (2).

Consolidated and segment sales, EBITDA(1) and Adjusted EBITDA(2) three months ended December 2010 and 2009
	Three Months Ended December 31
From Continuing Operations (in millions)	2010	Adjust- ments(3)	2010 As Adjusted	2009	Adjust- ments(3)	2009 As Adjusted	% change
Net Sales
Advanced Interlayers	$222		$222	$215		$215	3%
Performance Films	54		54	44		44	23%
Technical Specialties	213		213	194		194	10%
Unallocated and Other	-		-	3		3	-100%
Total	$489		$489	$456		$456	7%

EBITDA(1)
Advanced Interlayers	$49	$1	$50	$46	$3	$49	2%
Performance Films	6	-	6	2	3	5	20%
Technical Specialties	79	(4)	75	74	1	75	0%
Unallocated and Other	(23)	8	(15)	(23)	13	(10)	-50%
Total	$111	$5	$116	$99	$20	$119	-3%

Consolidated and segment sales, EBITDA(1) and Adjusted EBITDA(2) twelve months ended December 2010 and 2009

	Twelve Months Ended December 31
From Continuing Operations (in millions)	2010	Adjust- ments(3)	2010 As Adjusted	2009	Adjust- ments(3)	2009 As Adjusted	% change
Net Sales
Advanced Interlayers	$828		$828	$690		$690	20%
Performance Films	252		252	185		185	36%
Technical Specialties	860		860	725		725	19%
Unallocated and Other	10		10	18		18	-44%
Total	$1,950		$1,950	$1,618		$1,618	21%

EBITDA(1)
Advanced Interlayers	$188	$2	$90	$144	$15	$159	19%
Performance Films	46	2	48	26	7	33	45%
Technical Specialties	316	8	324	271	(11)	260	25%
Unallocated and Other	(87)	29	(58)	(96)	43	(53)	-9%
Total	$463	$41	$504	$345	$54	$399	26%

(1)	EBITDA is defined as earnings from continuing operations before interest expense, loss on debt extinguishment, income taxes, depreciation and amortization, less net income attributable to non-controlling interests. Foreign currency gains/losses are included in Unallocated and Other.
(2)	Adjusted EBITDA is EBITDA (as defined above), excluding Adjustments (as defined below)
(3)	Adjustments include Events Affecting Comparability (see separate table), cost overhang associated with the sale of the Integrated Nylon business and the shutdown of the Primary Accelerators business, and non-cash stock compensation expense

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Use of Non-U.S. GAAP Financial Information and Reconciliation to Comparable GAAP Number

For the purpose of this press release, the company has used certain financial measures such as EBITDA (defined as earnings from continuing operations before interest expense, loss on debt extinguishment, income taxes, depreciation and amortization, less net income attributable to non-controlling interests), Adjusted EBITDA (to include EBITDA and exclude certain gains and losses that affect comparability, cost overhang associated with the sale of our Integrated Nylon business and the shutdown of the Primary Accelerators business, and non-cash stock compensation expense) and Adjusted Earnings Per Share, that are not determined in accordance with generally accepted accounting principles in the United States  (GAAP).  The company believes that these non-GAAP financial measures are useful to investors because they facilitate period-to-period comparisons of Solutia’s performance and enable investors to assess the company’s performance in the way that management and lenders do.  Our debt covenants and certain management reporting and incentive plans are measured against certain of these non-GAAP financial measures.  Reconciliations of these measures to GAAP measures are included immediately below.

We are unable to reconcile our Adjusted EBITDA projections to comparable GAAP numbers because of the difficulty in predicting adjustments that would be required such as, but not limited to, income taxes, depreciation, amortization and other items.

Reconcilation of Income from Continuing Operations to Adjusted EBITDA from Continuing Operations (in millions)	Three Months Ended December 31, 2010	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2010	Twelve Months Ended December 31, 2009
Income from Continuing Operations	$44	$10	$91	$66
- Net Income attributable to noncontrolling interest	1	1	4	4
Income from Continuing Operations attributable to Solutia	$43	$9	$87	$62

+ Income Tax Expense	5	-	31	17
+ Interest Expense	30	31	139	121
+ Loss on Debt Extinguishment	-	30	89	38
+ Depreciation and Amortization	33	29	117	107

EBITDA from Continuing Operations	$111	$99	$463	$345

+ Events affecting comparability (1)	-	15	18	32
+ Non-cash Stock Compensation Expense	5	4	20	17
+ Primary Accelerators and Nylon Cost Overhang	-	1	3	5

Adjusted EBITDA from Continuing Operations	$116	$119	$504	$399

(1)	See table of Summary of Events Affecting Comparability

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Reconciliation of Income from Continuing Operations to Income from Continuing Operations attributable to Solutia before Events Affecting Comparability and Calculation of Adjusted Earnings Per Share
	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
(in millions, except per share amounts)	2010	2009	2010	2009
Income from Continuing Operations	$44	$10	$91	$66
Less: Net Income attributable to noncontrolling interest	1	1	4	4
Income from Continuing Operations attributable to Solutia	$43	$9	$87	$62

+ Events affecting comparability, after-tax (1)	-	45	101	67

Income from Continuing Operations attributable to Solutia before events affecting comparability	$43	$54	$188	$129

Basic and Diluted Shares
Weighted average shares outstanding - Basic	119.2	118.5	118.9	106.5
Assumed conversion of Restricted Stock	1.3	1.1	1.1	0.2
Assumed exercise of Stock Options	0.3	-	-	-
Weighted average shares outstanding - Diluted	120.8	119.6	120.0	106.7
Adjusted EPS - Basic	$0.36	$0.46	$1.58	$1.21
Adjusted EPS - Diluted	$0.36	$0.45	$1.57	$1.21

(1)	See table of Summary of Events Affecting Comparability

Summary of Events Affecting Comparability
	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
(in millions)	2010	2009	2010	2009

Plant closures, divestitures and other restructuring:
Severance, pension settlement and retraining costs related to the general corporate restructuring	$2	$14	$6	$46
Charges related to the closure of the SAFLEX® production line at the Trenton, Michigan Facility	-	-	-	5
Net charges (gains) related to the closure of the Ruabon, Wales facility	-	1	2	(2)
Charges related to the closure of the Cologne facility	1	-	8	-
Loss related to the sale of the Plastic Products businesses	-	-	5	6
Net charges on Performance Films European consolidation	-	3	-	3
Net gain related to the Thiurams sale		(3)		(3)
Gain on sale of selected assets of the Perkalink business	(5)	-	(5)	-
Acquisition-related costs:
Acquisition costs related to Vistasolar and Novomatrix	-	-	7	-
Inventory step-up related to the Novomatrix Acquisition	-	-	1	-
Other unusual (gains) / charges:
Gain related to the reduction in the 2008 annual incentive plan	-	-	-	(23)
Gain on settlement of tax indemnification case	-	-	(8)	-
Settlement of a contractual dispute	2	-	2	-
EBITDA impact	$-	$15	$18	$32
Charges related to the early extinguishment of debt	-	30	89	38
Pre-tax income statement impact	$-	$45	$107	$70
Income tax impact	-	-	(6)	(3)
After-tax income statement impact	$-	$45	$101	$67

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Notes to Editor:  SOLUTIA and Radiance Logo™ and all other trademarks listed below are trademarks of Solutia Inc. and/or its affiliates.

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Corporate Profile
Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® polyvinyl butyral interlayers for glass lamination and for photovoltaic module encapsulation and VISTASOLAR® ethylene vinyl acetate films for photovoltaic module encapsulation;  LLumar®, Vista™, EnerLogic™, FormulaOne®, Gila®, V-KOOL®, Hüper Optik®, IQue™, Sun-X™ and Nanolux™ aftermarket performance films for automotive and architectural applications; Flexvue™ advanced film component solutions for solar and electronic technologies; and technical specialties products including Crystex® insoluble sulfur, Santoflex® PPD antidegradants, Therminol® heat transfer fluids and Skydrol® aviation hydraulic fluids. Solutia’s businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,400 employees in more than 50 worldwide locations. More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis
01/26/11
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